Certain information has been excluded from this exhibit because it is both (1) not material and (2) would likely cause competitive harm to the registrant if publicly disclosed.

AMENDMENT

TO

AMENDED AND RESTATED

TRANSFER AGENCY AND SERVICE AGREEMENT

THIS AMENDMENT TO THE AMENDED AND RESTATED TRANSFER AGENCY AND SERVICE AGREEMENT DATED AS OF MAY 14, 2015, AS AMENDED AND SUPPLEMENTED, (the “Amendment”) is entered into on December 2, 2020 and made effective as of May 15, 2020 (the “Effective Date”) by and between PACIFIC INVESTMENT MANAGEMENT COMPANY LLC, a Delaware limited liability Company, having its principal office and place of business at 650 Newport Center Drive, Newport Beach, CA 92660 (the “Administrator”), on behalf of PIMCO Funds, PIMCO Variable Insurance Trust, PIMCO Equity Series, PIMCO Equity Series VIT and PIMCO Managed Accounts Trust (each, a “Trust”, and together, the “Trusts”), and DST ASSET MANAGER SOLUTIONS, INC. (previously named Boston Financial Data Services, Inc.) (“Transfer Agent”), a Massachusetts corporation having a principal place of business at 2000 Crown Colony Drive, Quincy, Massachusetts 02169. Each of Administrator and Transfer Agent is a “Party” and collectively they are the “Parties.”

WHEREAS, Administrator and Boston Financial Data Services, Inc. entered into that certain Amended and Restated Transfer Agency and Service Agreement, dated as of May 14, 2015 (as amended, the “Agreement”);

WHEREAS, on or about January 1, 2018, Boston Financial Data Services, Inc. changed its name to DST Asset Manager Solutions, Inc.; and

WHEREAS, Administrator, on behalf of each Trust, and Transfer Agent wish to amend the terms of the Agreement as outlined below.

NOW, THEREFORE, in consideration of the mutual promises, undertakings, covenants and conditions set forth herein, the Transfer Agent and Administrator agree as follows:

1.	Section 1.1. Section 1.1 is hereby amended by deleting the first paragraph (excluding the lettered sub-paragraphs that follow) and the following is inserted in lieu thereof:

1.1 Transfer Agency Services. Subject to the terms and conditions set forth in this Agreement, the Administrator, on behalf of each Trust and the Portfolios, hereby employs and appoints the Transfer Agent to act as, and the Transfer Agent agrees to act as, its transfer agent for each Trust’s authorized and issued shares of beneficial interest (“Shares”), dividend disbursing agent and agent in connection with any accumulation, open-account or similar plan provided to the shareholders of a Trust and of any Portfolios of a Trust (“Shareholders”) and described in the currently effective prospectus(es) and statement(s) of additional information of each Trust, on behalf of the applicable Portfolio, including without limitation any periodic investment plan, dividend reinvestment plan or periodic withdrawal program. In accordance with (i) procedures established from time to time by agreement between the Transfer Agent and the Administrator (the “Procedures”), with such changes or deviations therefrom as have been (or may from time to time be) agreed upon in writing by the parties, and (ii) the service level standards and exceptions set forth in Schedule 1.1 (the “Service

Level Standards”), the Transfer Agent agrees that it will perform the following services:”

2.	Section 1.2. Section 1.2(a) is hereby deleted in its entirety and the following is inserted in lieu thereof:

“(a) Other Customary Services. Perform certain customary services of a transfer agent, dividend disbursing agent, service agent of certain retirement plans, and, as relevant, agent in connection with accumulation, open-account or similar plan (including without limitation any dividend reinvestment plan, periodic investment plan or periodic withdrawal program), including but not limited to: maintaining all Shareholder accounts; preparing Shareholder lists for meetings; providing print files to Administrator’s print vendor of choice for mailing of Shareholder reports and prospectuses and statements of additional information to current Shareholders; providing print files to Administrator’s print vendor of choice for delivery of prospectuses in conjunction with first dollar confirmations into a Portfolio by any investor, whether or not a current Shareholder; withholding taxes on U.S. resident and non-resident alien accounts; preparing and filing U.S. Treasury Department Forms 1099 and other appropriate forms required with respect to dividends and distributions by federal authorities for all Shareholders; providing print files to Administrator’s print vendor of choice for mailing confirmation forms and statements of account to Shareholders for all purchases and redemptions of Shares and other confirmable transactions in Shareholder accounts; providing print files to Administrator’s print vendor of choice for mailing activity statements for Shareholders; providing Shareholder account information; and receiving checks in the name of the Portfolios or the Trust and refusing checks that are in the name of the Administrator or PIMCO Investments, LLC (the “Distributor”), including the maintenance of a record through the automated work distributor system (“AWD”) containing pertinent details about any such checks. For the avoidance of doubt, the Transfer Agent does not accept securities on behalf of the Portfolios, the Trust, the Administrator or Distributor.”

3.	Section 3.5. Section 3.5 of the Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

“Cost of Living Adjustment. A Cost of Living increase will apply starting June 1, 2023 and apply annually for each succeeding year of this Agreement in an amount equal to the annual percentage of change in the Consumer Price Index for all Urban Consumers (CPI-U) in the Midwest Statistical Area, All Items, Base 1982-1984=100, as last reported by the U.S. Bureau of Labor Statistics, or, in the event that publication of such Index is terminated, any successor or substitute index, appropriately adjusted, acceptable to both parties. In the event this Agreement was not signed as of the first day of the month, the fees and charges increase shall be effective as of the first day of the month immediately following the month during which the anniversary occurred and will be communicated to the Administrator in advance of the effective date. For clarification, if the change in the CPI-U is either zero or negative for the applicable period, the fees and charges for the succeeding calendar year will not decrease. Any Cost of Living increase shall be capped at a maximum rate of five percent (5%) per year.”

4.	Section 10. The following new provisions are added to Section 10.

“Section 10.6. In the event the Administrator or a Trust obtains information from Transfer Agent or the TA2000 System which is clearly not intended for the Administrator or a Trust (“Unintended Information”), the Administrator agrees to: (i) promptly notify Transfer Agent after reaching an affirmative determination that such Information made available to the Administrator or a Trust constitutes or includes Unintended Information; (ii) not further review, disclose, release, or in any way use such Unintended Information; (iii) to the best of its ability, and subject to the requirements of applicable law or regulatory authority, provide Transfer Agent assistance to retrieve and/or destroy such Unintended Information; and (iv) deliver to Transfer Agent a certificate executed by an authorized officer of the Administrator certifying that all such unauthorized information in the Administrator’s possession or control has been delivered to Transfer Agent or destroyed as required by this provision.”

5.	Section 11.4. Section 11.4 of the Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

11.4 Compliance Program. The Transfer Agent maintains and will continue to maintain a comprehensive compliance program reasonably designed to prevent violations of the federal securities laws pursuant to Rule 38a-1 under the 1940 Act. Pursuant to its compliance program, the Transfer Agent will provide periodic measurement reports to each Trust and its Chief Compliance Officer. Upon request of the Administrator, the Transfer Agent will provide to the Administrator in connection with any periodic annual or semi-annual shareholder report filed by a Trust or, in the absence of the filing of such reports, on a quarterly basis, a sub-certification pursuant to the Sarbanes-Oxley Act of 2002 in a form reasonably acceptable to the Administrator on behalf of each Trust with respect to the Transfer Agent’s performance of the services set forth in this Agreement and its internal controls related thereto. In addition, on a quarterly basis, the Transfer Agent will provide to the Administrator on behalf of each Trust a certification in a form reasonably acceptable to such Trust in connection with its compliance with Rule 38a-1 under the 1940 Act. On a quarterly basis, the Transfer agent will provide to the Administrator on behalf of each Trust a certification in a mutually agreed upon format in connection with DST’s performance of the SVI Review Services. The Transfer Agent reserves the right to amend and update its compliance program and the measurement tools and certifications provided thereunder from time to time in order to address changing regulatory and industry developments, and will promptly notify the Administrator of any such changes.

6.	Section 12.1. The following is added and inserted as the second sentence of Section 12.1:

“Effective May 15, 2020, the “Initial Term” shall be May 15, 2020 to May 14, 2027 unless terminated pursuant to the provisions of this Section 12 or Schedule 1.1.”

7.	Section 14.1. Section 14.1 is hereby deleted in its entirety and the following is inserted in lieu thereof:

“The Transfer Agent may, without further consent on the part of the Administrator, subcontract for the performance hereof with an affiliate of the Transfer Agent. Notwithstanding the above, in the event any subcontracted functions require a duly registered transfer agent, such affiliate will be duly registered as a transfer agent pursuant to Section 17A(c)(2) of the 1934 Act and have the financial capacity and resources to provide the level of services required of the Transfer Agent hereunder. The Transfer Agent shall be fully responsible to the Administrator for the acts and omissions of its affiliate (and for any other agent or subcontractor selected and used by the Transfer Agent to provide services required hereunder) as it is for its own acts and omissions. The foregoing shall not be deemed to apply to any direct contracts between the Administrator and any affiliate of the Transfer Agent as to which the Transfer Agent is not a party. The Transfer Agent may provide the services hereunder from service locations within or outside of the United States subject to applicable law and regulations without the consent of the Administrator or a Trust, provided, however, if any service is to be provided from outside of the United States, the Transfer Agent shall provide written notification to the Administrator in advance.”

8.	Schedule A. The parties acknowledge and agree Schedule A is hereby deleted in its entirety and Schedule A attached hereto is inserted in its place.

9.	Schedule 3.1. The parties acknowledge and agree Schedule 3.1 (Fee Schedule) is hereby deleted in its entirety and Schedule 3.1 attached hereto is inserted in its place.

10.	Schedule 1.2(f). The following new provisions are added to Section 4.1 of Schedule 1.2(f) (AML Delegation):

“(r) Except with respect to any entities excluded under applicable regulation: (i) take reasonable steps to verify the identity of legal entities seeking to become new customers of the Trusts, including verifying the identity of the natural person(s) retaining ownership or controlling interest in such legal entity (the “ Beneficial Owner(s)”), as such ownership and controlling interests are defined in 31 C.F.R. 1010.230, (ii) notify the Trusts in the event that the identity of such Beneficial Owner(s) is not provided upon request to such entity or cannot be verified, (iii) maintain records of the information used to verify such Beneficial Owners, as required, and (iv) determine whether such persons appear on any lists of known or suspected terrorists or terrorist organizations provided to the Trusts by any government agency.”

11.

Effect on Agreement. As of the Effective Date, this Amendment shall be effective to amend the Agreement and to the extent of any conflict between the Agreement and this Amendment, this Amendment shall control.

12.

Execution in Counterparts/Facsimile Transmission. This Amendment may be executed in separate counterparts, each of which will be deemed to be an original and all of which, collectively, will be deemed to constitute one and the same Amendment. This Amendment may also be signed by exchanging facsimile or electronic mail copies of this Amendment.

13.

Agreement in Full Force and Effect. Except as specifically modified by this Amendment, the terms and conditions of the Agreement shall remain in full force and effect, and the Agreement, as amended by this Amendment, and all of its terms, including, but not limited to any warranties and representations set forth therein, if any, are hereby ratified and confirmed by the Administrator and Transfer Agent as of the Effective Date.

14.	Capitalized Terms. All capitalized terms used but not defined in this Amendment will be deemed to be defined as set forth in the Agreement.

15.

Authorization. Each party hereby represents and warrants to the other that the person or entity signing this Amendment on behalf of such party is duly authorized to execute and deliver this Amendment and to legally bind the party on whose behalf this Amendment is signed to all of the terms, covenants and conditions contained in this Amendment.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective duly authorized officers, to be effective as of the day and year first above written.

PACIFIC INVESTMENT MANAGEMENT COMPANY, LLC

By:	/s/ Peter Strelow

Name:	Peter Strelow

Title:	Managing Director

DST ASSET MANAGER SOLUTIONS, INC.

By:	/s/ Rahul Kanwar

Name:	Rahul Kanwar

Title:	Authorized Representative

Schedule A

Trust	Type of Entity	Jurisdiction
PIMCO FUNDS	MA Business Trust	MA
CLASS
PIMCO All Asset All Authority Fund		All Classes
PIMCO All Asset Fund		All Classes
PIMCO California Intermediate Municipal Bond Fund		All Classes
PIMCO California Municipal Bond Fund		All Classes
PIMCO California Short Duration Municipal Income Fund		All Classes
PIMCO Climate Bond Fund		All Classes
PIMCO CommoditiesPLUS Strategy Fund		All Classes
PIMCO CommodityRealReturn Strategy Fund®		All Classes
PIMCO Credit Opportunities Bond Fund		All Classes
PIMCO Diversified Income Fund		All Classes
PIMCO Dynamic Bond Fund		All Classes
PIMCO Emerging Markets Bond Fund		All Classes
PIMCO Emerging Markets Corporate Bond Fund		All Classes
PIMCO Emerging Markets Currency and Short-Term Investments Fund		All Classes
PIMCO Emerging Markets Full Spectrum Bond Fund		All Classes
PIMCO Emerging Markets Local Currency and Bond Fund		All Classes
PIMCO ESG Income Fund		All Classes
PIMCO Extended Duration Fund		All Classes
PIMCO Global Advantage Strategy Bond Fund		All Classes
PIMCO Global Bond Opportunities Fund (U.S. Dollar-Hedged)		All Classes
PIMCO Global Bond Opportunities Fund (Unhedged)		All Classes
PIMCO Global Core Asset Allocation Fund		All Classes
PIMCO GNMA and Government Securities Fund		All Classes
PIMCO Government Money Market Fund		All Classes
PIMCO Gurtin California Municipal Intermediate Value Fund		All Classes
PIMCO Gurtin California Municipal Opportunistic Value Fund		All Classes
PIMCO Gurtin National Municipal Intermediate Value Fund		All Classes
PIMCO Gurtin National Municipal Opportunistic Value Fund		All Classes
PIMCO High Yield Fund		All Classes
PIMCO High Yield Municipal Bond Fund		All Classes
PIMCO High Yield Spectrum Fund		All Classes
PIMCO Income Fund		All Classes
PIMCO Inflation Response Multi-Asset Fund		All Classes
PIMCO International Bond Fund (U.S. Dollar-Hedged)		All Classes
PIMCO International Bond Fund (Unhedged)		All Classes
PIMCO Investment Grade Credit Bond Fund		All Classes
PIMCO Long Duration Total Return Fund		All Classes
PIMCO Long-Term Credit Bond Fund		All Classes

PIMCO Long-Term Real Return Fund	All Classes
PIMCO Long-Term U.S. Government Fund	All Classes
PIMCO Low Duration ESG Fund	All Classes
PIMCO Low Duration Fund	All Classes
PIMCO Low Duration Fund II	All Classes
PIMCO Low Duration Income Fund	All Classes
PIMCO Moderate Duration Fund	All Classes
PIMCO Mortgage Opportunities and Bond Fund	All Classes
PIMCO Mortgage-Backed Securities Fund	All Classes
PIMCO Multi-Strategy Alternative Fund	All Classes
PIMCO Municipal Bond Fund	All Classes
PIMCO National Intermediate Municipal Bond Fund	All Classes
PIMCO New York Municipal Bond Fund	All Classes
PIMCO Preferred and Capital Securities Fund	All Classes
PIMCO RAE Fundamental Advantage PLUS Fund	All Classes
PIMCO RAE PLUS Fund	All Classes
PIMCO RAEPLUS EMG Fund	All Classes
PIMCO RAE PLUS International Fund	All Classes
PIMCO RAE PLUS Small Fund	All Classes
PIMCO RAE Worldwide Long/Short PLUS Fund	All Classes
PIMCO Real Return Fund	All Classes
PIMCO RealEstateRealReturn Strategy Fund	All Classes
PIMCO Senior Floating Rate Fund	All Classes
PIMCO Short Asset Investment Fund	All Classes
PIMCO Short Duration Municipal Income Fund	All Classes
PIMCO Short-Term Fund	All Classes
PIMCO StocksPLUS® Absolute Return Fund	All Classes
PIMCO StocksPLUS® Fund	All Classes
PIMCO StocksPLUS® International Fund (U.S. Dollar-Hedged)	All Classes
PIMCO StocksPLUS® International Fund (Unhedged)	All Classes
PIMCO StocksPLUS® Long Duration Fund	All Classes
PIMCO StocksPLUS® Short Fund	All Classes
PIMCO StocksPLUS® Small Fund	All Classes
PIMCO Strategic Bond Fund	All Classes
PIMCO Total Return ESG Fund	All Classes
PIMCO Total Return Fund	All Classes
PIMCO Total Return Fund II	All Classes
PIMCO Total Return Fund IV	All Classes
PIMCO TRENDS Managed Futures Strategy Fund	All Classes

PAPS

PIMCO ABS and Short-Term Investments Portfolio
PIMCO All Asset: Multi-RAE PLUS Fund

PIMCO All Asset: Multi-Real Fund
PIMCO All Asset: Multi-Short PLUS Fund
PIMCO EM Bond and Short-Term Investments Portfolio
PIMCO High Yield and Short-Term Investments Portfolio
PIMCO International Portfolio
PIMCO Investment Grade Credit Bond Portfolio
PIMCO Long Duration Credit Bond Portfolio
PIMCO Low Duration Portfolio
PIMCO Moderate Duration Portfolio
PIMCO Mortgage and Short-Term Investments Portfolio
PIMCO Municipal Portfolio
PIMCO Real Return Portfolio
PIMCO Short Asset Portfolio
PIMCO Short-Term Floating NAV Portfolio II
PIMCO Short-Term Floating NAV Portfolio III
PIMCO Short-Term Portfolio
PIMCO US Government and Short-Term Investments Portfolio

PIMCO VARIABLE INSURANCE TRUST	DE Statutory Trust	DE
CLASSES
PIMCO All Asset Portfolio		All Classes
PIMCO Balanced Allocation Portfolio		All Classes
PIMCO CommodityRealReturn Strategy Portfolio		All Classes
PIMCO Dynamic Bond Portfolio		All Classes
PIMCO Emerging Markets Bond Portfolio		All Classes
PIMCO Global Bond Opportunities Portfolio (Unhedged)		All Classes
PIMCO Global Core Bond (Hedged) Portfolio		All Classes
PIMCO Global Diversified Allocation Portfolio		All Classes
PIMCO Global Managed Asset Allocation Portfolio		All Classes
PIMCO High Yield Portfolio		All Classes
PIMCO Income Portfolio		All Classes
PIMCO International Bond Portfolio (U.S. Dollar-Hedged)		All Classes
PIMCO International Bond Portfolio (Unhedged)		All Classes
PIMCO Long-Term U.S. Government Portfolio		All Classes
PIMCO Low Duration Portfolio		All Classes
PIMCO Real Return Portfolio		All Classes
PIMCO Short-Term Portfolio		All Classes
PIMCO Total Return Portfolio		All Classes

PIMCO EQUITY SERIES	Delaware Statutory	DE
	Trust	CLASS
PIMCO Dividend and Income Fund		All Classes
PIMCO RAE Emerging Markets Fund		All Classes

PIMCO RAE Global ex-US Fund	All Classes
PIMCO RAE Global Fund	All Classes
PIMCO RAE International Fund	All Classes
PIMCO RAE US Fund	All Classes
PIMCO RAE US Small Fund	All Classes
PIMCO RealPath Blend 2025 Fund	All Classes
PIMCO RealPath Blend 2030 Fund	All Classes
PIMCO RealPath Blend 2035 Fund	All Classes
PIMCO RealPath Blend 2040 Fund	All Classes
PIMCO RealPath Blend 2045 Fund	All Classes
PIMCO RealPath Blend 2050 Fund	All Classes
PIMCO RealPath Blend 2055 Fund	All Classes
PIMCO RealPath Blend 2060 Fund	All Classes
PIMCO RealPath Blend Income Fund	All Classes

PIMCO EQUITY SERIES VIT	Delaware Statutory	DE
	Trust	CLASS
PIMCO StocksPLUS Global Portfolio		All Classes

PIMCO Managed Account Trust
Fund
PIMCO Fixed Income SHares: Series C	All Classes
PIMCO Fixed Income SHares: Series LD	All Classes
PIMCO Fixed Income SHares: Series M	All Classes
PIMCO Fixed Income SHares: Series R	All Classes
PIMCO Fixed Income SHares: Series TE	All Classes

Private Funds (Limited to Blue Sky Services)
Fund	CIK
PIMCO Distressed Senior Credit Opportunities Fund II Offshore Feeder, LP	1532935
PIMCO Distressed Senior Credit Opportunities Fund II, LP	1532934
PIMCO Global Credit Opportunity Employee Onshore Fund LLC	1571718
PIMCO Global Credit Opportunity Offshore Fund Ltd.	1370509
PIMCO Global Credit Opportunity Onshore Fund LLC.	1459533
PIMCO Loan Interests and Credit Onshore Master Fund LLC	1559671
PIMCO Loan Interests and Credit Offshore Master Fund LTD.	1555573
PIMCO Muni Real Return	1139696
PIMCO Municipal Funds LLC	1348864
PIMCO Absolute Return Strategy 3 Offshore Fund Ltd. (f/k/a PIMCO Absolute Return
Strategy II Offshore Fund Ltd.)	1412058
PIMCO Absolute Return Strategy 3 Onshore Fund LLC (f/k/a PIMCO Absolute Return	1336837
Strategy II Onshore Fund LLC)
PIMCO Absolute Return Strategy 3E Offshore Fund Ltd. (f/k/a PIMCO Absolute Return	1324636
Strategy III Offshore Fund Ltd.)
PIMCO Absolute Return Strategy 3E Onshore Fund LLC (f/k/a PIMCO Absolute Return	1438677
Strategy III Onshore Fund LLC)

PIMCO Absolute Return Strategy IV Employee Onshore Fund LLC	1571731
PIMCO Absolute Return Strategy IV Fund 1 Ltd.	1171964
PIMCO Absolute Return Strategy IV Fund 2 Ltd.	1171962
PIMCO Absolute Return Strategy IV LLC.	1171963
PIMCO Absolute Return Strategy V Offshore Fund Ltd.	1430674
PIMCO Large Cap StocksPLUS Total Return Fund	1460669
PIMCO Tactical Opportunities Offshore Fund L.P.	1569540
PIMCO Tactical Opportunities Onshore Fund L.P.	1569541
PIMCO Absolute Return Strategy III Overlay Offshore Fund Ltd.	1577866
PIMCO Combined Alpha Strategies Offshore Fund Ltd	1389537
PIMCO Dividend Emerging Market Sector Fund LLC Form D	1637306
PIMCO RAE Fundamental Global Fund LLC	1644762
PIMCO RAE Fundamental Global ex-US Fund LLC	1644759
PIMCO RAE Fundamental International Fund LLC	1644757
PIMCO RAE Fundamental Emerging Markets Fund LLC	1644758
PIMCO RAE Fundamental US Fund LLC	1644801
PIMCO Absolute Return Strategy V Onshore Fund LLC	1653768
PHFS II SP, A Segregated Portfolio of PHFS Series SPC	1647780
PIMCO Global Inflation Linked Bond Fund Ltd.	1628775
PHFS I SP, a Segregated Portfolio of PHFS Series SPC	1647779
PHFS III SP, a Segregated Portfolio of PHFS Series SPC	1656582
PHFS IV SP, a Segregated Portfolio of PHFS Series SPC	1668220
PHFS V SP, A Segregated Portfolio of PHFS Series SPC	1673677
PIMCO Money Market Fund Ltd.	1689296
PIMCO Multi-Asset Alternative Risk Premia Strategy Offshore Fund L.P.	1702456
PIMCO Multi-Asset Alternative Risk Premia Strategy Onshore Fund L.P.	1720593
PIMCO Absolute Return Strategy IV IDF LLC	1426150
StocksPLUS, L.P. A	1459534
StocksPLUS, L.P. B	1459534
PIMCO Commodities Alpha Fund	1570965
PIMCO Commodities Alpha Offshore Fund	1570879
PHFS Residential Opportunities Offshore Fund, L.P	1810622
PIMCO ILS Fund SP I, A Segregated Portfolio of PIMCO ILS Series SPC	1778560
PIMCO ILS Fund SP II, A Segregated Portfolio of PIMCO ILS Series SPC	1798640
PIMCO Multi-Asset Alternative Risk Premia Strategy Risk Off Version Offshore Fund L.P.	1793835
PIMCO Commodity Risk Premia Onshore Fund L.P.	1744003
PIMCO Commodity Risk Premia Offshore Fund Ltd.	1744028
PIMCO Multi-Asset Alternative Risk Premia Strategy Risk Off Version Onshore Fund L.P.	1793851

SCHEDULE 1.1

SERVICE LEVEL STANDARDS

1. TRANSACTION PROCESSING ACCURACY

CATEGORY	TARGET

Transaction Processing	Each quarter, overall Transfer Agent accuracy will meet or exceed 98.0%.

Transaction processing accuracy percentage measured by the total number of manual transactions processed by the Transfer Agent, reduced by the number of as-of transactions ultimately determined to have been caused solely by the Transfer Agent, divided by the total number of manual transactions processed by the Transfer Agent.

2. TELEPHONE TIMELINESS

CATEGORY	TARGET

Average Speed of Answer	Each quarter, 80% of overall calls will be answered within 20 seconds during applicable hours.

If after a span of three consecutive quarters Transfer Agent is not able to meet the same respective Service Level Standard provided above, the Transfer Agent will be provided a 90-day time period to successfully maintain the provided targets (the “Remediation Period”). If at the conclusion of the Remediation Period the Transfer Agent fails to meet the targets provided above during the Remediation Period, then the Administrator may terminate the Agreement without penalty upon written notice to Transfer Agent within 30 days.

SCHEDULE 1.1

SERVICE LEVEL EXCEPTIONS

Performance with respect to a Service Level shall not be calculated for any period or portion of a period where the Transfer Agent is unable to achieve a Service Level as a result of any of the following:

1.  Failure or unavailability of communication lines outside of the Transfer Agent’s facilities.

2.  Failure or unavailability of any system, which is substantially required for the performance of the Services, provided that the Transfer Agent has adopted and implemented a program reasonably designed to prevent such failures or unavailability.

3.  Failure by a third party outside of the Transfer Agent’s control (and whose performance is a prerequisite for the Transfer Agent’s performance) to perform properly or in a timely manner. Third parties over which the Transfer Agent exerts control (and whose performance is a prerequisite for the Transfer Agent’s performance)will not be included in this exception.

4.  A pre-planned, extraordinary event that the Administrator was informed about in advance.

5.  A failure in equipment controlled in whole or in part by the Administrator or an agent of the Administrator.

6.  With respect to telephone related service levels, a call volume of fewer than fifty (50) overall calls per day resulting in a statistically unreliable sample for measurement.

7.  An unexpected increase in volume that is more than 15% higher than the previous twelve (12) week average.

8.  A disaster which requires the Transfer Agent to process at its disaster recovery facility or when the Transfer Agent’s transaction processing is impeded by a Force Majeure event.